Exhibit 10.08

FEE LETTER

August 8, 2022

SRAX, Inc.

2629 Townsgate Road
#215

Westlake Village, CA 91361

Re:	Senior Secured Revolving Credit Facility Agreement, dated August 8, 2022 (as amended from time to time, the “Credit Agreement”) by and among SRAX, Inc. (“Borrower”), LD Micro, Inc. (“Guarantor”), and [ATW Opportunities Master Fund II, LP] (“Lender”)

Ladies and Gentlemen:

This fee letter agreement (the “Fee Letter”) is delivered to you in connection with the Credit Agreement and sets forth the pricing terms, provisions and additional fees and compensation referenced in the Credit Agreement. Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Unless otherwise indicated, all references to “this Agreement”, “hereto” or “herein” are references to the Credit Agreement, and all references to a particular numbered section are references to the applicable Section of the Credit Agreement.

1. Financing Fee. The Borrower shall pay to Lender a financing fee as consideration for extending Borrower credit, an amount equal to ten percent (10%) of the net proceeds actually received by the Borrower or its Affiliates from the sale of the Securities Compensation (the “Financing Fee”). The Financing Fee shall be payable in respect of any Securities Compensation earned by the Borrower or its Affiliates as compensation for services with regard to any contracts payable in securities which are entered into by Borrower, during the period beginning on the date of the initial funding under the Credit Agreement (the “Initial Funding Date”) and ending on the date that is the later of (i) twenty-four months from the Initial Funding Date, and (ii) the Revolving Loan Maturity Date (including any extensions thereof in accordance with the terms of the Credit Agreement) (the “Financing Fee Period”). The Financing Fee shall be payable upon the Borrower’s or its Affiliates’ receipt of net proceeds for the sale of such Securities Compensation even if the actual sale or receipt of such net proceeds occurs after the Financing Fee Period. For purposes of this Fee Letter, “Securities Compensation” means any shares of common stock, preferred stock (including common shares issuable upon conversion or exchange of preferred stock or convertible debt thereof) earned by the Borrower or its Affiliates as compensation for services with regard to any contracts payable in securities which are entered into by Borrower, including affiliates, and Borrower’s customers during the Financing Fee Period.

2. Other Provisions.

It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing where there is otherwise no such obligation. This Fee Letter may not be amended nor any provision hereof waived or modified except by an instrument in writing signed by the Borrower, and the Lender. In the event of any conflict or inconsistency between the provisions of this Fee Letter and the provisions of the Credit Agreement, the provisions of this Fee Letter shall govern and control.

Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

This Fee Letter and any claim, dispute or controversy arising under or related to or in connection with this Fee Letter, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws principles.

This Fee Letter may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. Counterparts may be delivered electronically.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Fee Letter to be duly executed as of the date first above written.

[ATW OPPORTUNITIES MASTER FUND II, LP],
as Lender

By:
Its:
Title:

Signature Page to Fee Letter

SRAX, INC.
as Borrower

By:
Its:
Title:

Signature Page to Fee Letter